  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results

Financial Highlights Include:
Quarterly revenue of $101.9 million, up 6.6% year over year
Revenue Retention Rate of 94%, up from 93% year over year
3,010 Active Clients at September 30, 2022, up 7.8% year over year

LAS VEGAS, November 2, 2022 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced financial and operating results for the third quarter ended September 30, 2022.

“Though global macro environment challenges including currency exchange rate headwinds negatively impacted third quarter financial and operating results, we achieved multi-million-dollar sales wins in diverse industries, strong subscription renewals and extensions, a continued increase in cross-sales of our expanded solutions portfolio to existing clients, and we maintained our excellent, industry-leading client satisfaction rating for cases and onboarding,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We believe Rimini Street’s portfolio of IT solutions provides the services many organizations need today around their enterprise software systems, and provides industry-leading value, ROI and proven engineering capability. We remain focused on actions and investments to take advantage of market opportunities and re-accelerate growth.”

“For the third quarter, we achieved record revenue of $101.9 million, a higher year over year Revenue Retention Rate of 94% on subscription revenue and delivered a gross margin greater than 61% while making significant investments and changes focused on supporting sales and delivery of our expanded portfolio of services globally,” stated Michael L. Perica, Rimini Street chief financial officer. “Also during the quarter, Rimini Street repurchased 200,000 common shares at a cost of $992,000.”

Subsequent to the third quarter, on October 21, 2022, in connection with a lawsuit Rimini Street filed against Oracle in 2014 where Oracle filed counterclaims, Oracle withdrew certain of its counterclaims and all its claims against Rimini Street and our CEO, Seth A. Ravin, for monetary relief of any kind under any legal theory in the litigation. Rimini Street’s remaining claims and Oracle’s remaining counterclaims seeking only equitable relief are presently scheduled to be tried in the United States Federal Court for the District of Nevada on November 29, 2022. Please see Rimini Street’s Quarterly Report on SEC Form 10-Q filed today for additional information and disclosures regarding litigation with Oracle.

Third Quarter 2022 Financial Highlights
•Revenue was $101.9 million for the 2022 third quarter, an increase of 6.6% compared to $95.6 million for the same period last year.
•U.S. revenue was $53.4 million, an increase of 5.8% compared to $50.5 million for the same period last year.
•International revenue was $48.5 million, an increase of 7.4% compared to $45.2 million for the same period last year.
•Annualized Recurring Revenue was $399.8 million for the 2022 third quarter, an increase of 6.2% compared to $376.6 million for the same period last year.
•Active Clients as of September 30, 2022 were 3,010, an increase of 7.8% compared to 2,793 Active Clients as of September 30, 2021.
•Revenue Retention Rate was 94% for the trailing twelve months ended September 30, 2022 and 93% for the comparable period ended September 30, 2021.
•Subscription revenue of $99.9 million, which accounted for 98.1% of total revenue for the 2022 third quarter compared to subscription revenue of $94.1 million, which accounted for 98.4% of total revenue for the same period last year.

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 2

•Gross margin was 61.5% for the 2022 third quarter compared to 65.1% for the same period last year.
•Operating income was $2.0 million for the 2022 third quarter compared to $7.5 million for the same period last year.
•Non-GAAP Operating Income was $10.7 million for the 2022 third quarter compared to $16.5 million for the same period last year.
•Net loss was $0.4 million for the 2022 third quarter compared to net income of $1.9 million for the same period last year.
•Non-GAAP Net Income was $8.3 million for the 2022 third quarter compared to $13.0 million for the same period last year.
•Adjusted EBITDA for the 2022 third quarter was $10.0 million compared to $15.9 million for the same period last year.
•Basic and diluted net income (loss) per share attributable to common stockholders was a per share result of $0.00 for the 2022 third quarter compared to a net loss per share of $0.08 for the same period last year.
•Cash and short-term investments of $129.7 million at September 30, 2022, an increase of 26% compared to $103.0 million at September 30, 2021.
•Employee count as of September 30, 2022 was 1,871, a year-over-year increase of 17.3%.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Third Quarter 2022 Operating Highlights
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦Amaggi Group - World’s largest private producer of soybeans based in Brazil
◦Lotte Mart - 24-year-old South Korea hypermarket retailer with 175 stores in Korea and abroad
◦Manukau Institute of Technology - vocational, technical and professional educational institute based in New Zealand with 14,000 students enrolled annually
◦Racing and Waging Western Australia - a national leader in racing of thoroughbreds, harness and greyhounds and wagering entertainment
◦University of Technology Sydney - Ranked Australia’s #1 young university with 45,000 students supported by 4,000 employees
•Launched Rimini Protect ™ Security Suite - an innovative suite of security solutions for Oracle and SAP environments
•Closed 8,829 support cases and delivered 7,917 tax, legal and regulatory updates to clients across 43 countries, while achieving an average client satisfaction rating on the Company’s support delivery of more than 4.9 out of 5.0 (where 5.0 is rated excellent).
•Achieved recognition as a Best Workplaces ™ for Women by Great Place to Work ™ UK and certification as a Great Place to Work ® in both USA and ANZ regions with well above average sentiments and participation scores against the national averages in the respective countries.
•Presented and participated in 43 CIO and IT leader events worldwide including Rimini Street-hosted “Street Smart” thought leadership events in Brazil, France, Israel, Korea and USA.
•Provided financial aid to 21 charities and dedicated 330 employee hours to 10 charities in Australia, Brazil, Canada, France, Israel, Korea, Mexico, UK and USA through the self-funded Rimini Street Foundation.

2022 Business Outlook
The Company is guiding to a revenue range of $103 million to $105 million for the 2022 fourth quarter and tightening its full year 2022 revenue guidance to be in the range of $404 million to $406 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the third quarter 2022 results and select fourth quarter 2022 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on November 2, 2022. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/events. Dial-in participants can access the conference call by dialing (888) 999-2501 or (848-280-6480). A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 3

a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables within this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, over 4,900 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; the impact of our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmarks; the duration of and economic, operational and financial impacts on our business of the COVID-19 pandemic, as well as the actions taken by governmental authorities, clients or others in response to the pandemic; changes in the business environment in which Rimini Street operates, including the impact of any recessionary economic trends, including inflation, rising interest rates and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates and the industries in which our clients operate; the evolution of the enterprise software management and support landscape facing our clients and prospects and our ability to attract and retain clients and further penetrate our client base; catastrophic events that disrupt our business or that of our current and prospective clients, including terrorism and geopolitical actions specific to an international region; adverse developments in and costs associated with defending pending litigation or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our credit facility; our ability to maintain an effective system of internal control over financial reporting and our ability to remediate any identified material weaknesses in our internal controls; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events; competitive product and pricing activity; challenges of managing growth profitably; customer adoption of our products and services, including our Application Management Services (AMS) offerings, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; our ability to attract and retain qualified employees and key personnel; uncertainty as to the long-term value of Rimini Street’s equity securities; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor supplied software support and managed services; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats, protect the confidential information of our employees and clients and comply with privacy and data protection regulations; and those discussed under the headings “Risk Factors” and “Cautionary Note About Forward-Looking Statements” in Rimini Street’s Quarterly Report on Form 10-Q filed on November 2, 2022, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 4

© 2022 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$118,576	$119,571
Restricted cash	417	419
Accounts receivable, net of allowance of $744 and $576, respectively	59,223	135,447
Deferred contract costs, current	16,372	14,985
Short-term Investments	11,147	—
Prepaid expenses and other	21,253	16,340
Total current assets	226,988	286,762
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $14,754 and $13,278, respectively	5,565	4,435
Operating lease right-of-use assets	10,843	12,722
Deferred contract costs, noncurrent	22,548	21,524
Deposits and other	3,975	1,786
Deferred income taxes, net	63,430	64,033
Total assets	$333,349	$391,262
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$4,227	$3,664
Accounts payable	8,301	5,708
Accrued compensation, benefits and commissions	35,993	36,558
Other accrued liabilities	23,886	26,124
Operating lease liabilities, current	4,123	4,227
Deferred revenue, current	212,070	253,221
Total current liabilities	288,600	329,502
Long-term liabilities:
Long-term debt, net of current maturities	71,445	79,655
Deferred revenue, noncurrent	36,117	47,047
Operating lease liabilities, noncurrent	9,987	12,511
Other long-term liabilities	2,575	2,933
Total liabilities	408,724	471,648
Stockholders' Deficit:
Preferred Stock, $0.0001 par value. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 88,223 and 87,107 shares, respectively	9	9
Additional paid-in capital	154,111	149,234
Accumulated other comprehensive loss	(5,382)	(2,724)
Accumulated deficit	(222,997)	(225,789)
Treasury stock, at cost	(1,116)	(1,116)
Total stockholders' deficit	(75,375)	(80,386)
Total liabilities and stockholders' deficit	$333,349	$391,262

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$101,931	$95,642	$301,041	$275,151
Cost of revenue	39,271	33,376	113,822	101,807
Gross profit	62,660	62,266	187,219	173,344
Operating expenses:
Sales and marketing	35,934	32,527	103,840	96,067
General and administrative	18,454	15,631	57,267	48,728
Impairment charges related operating right of use assets	—	—	—	393
Litigation costs and related recoveries:
Professional fees and other costs of litigation	6,145	6,581	12,837	14,130
Insurance costs and recoveries, net	92	—	(389)	—
Litigation costs and related recoveries, net	6,237	6,581	12,448	14,130
Total operating expenses	60,625	54,739	173,555	159,318
Operating income	2,035	7,527	13,664	14,026
Non-operating income and (expenses):
Interest expense	(1,167)	(653)	(2,974)	(738)
Loss on change in fair value of redeemable warrants	—	(2,053)	—	(3,023)
Other income (expenses), net	(1,329)	(1,161)	(2,696)	(885)
Income (loss) before income taxes	(461)	3,660	7,994	9,380
Income taxes	56	(1,729)	(5,202)	(4,218)
Net income (loss)	$(405)	$1,931	$2,792	$5,162

Net income (loss) attributable to common stockholders	$(405)	$(6,691)	$2,792	$(21,382)

Net income (loss) per share attributable to common stockholders:
Basic	$—	$(0.08)	$0.03	$(0.26)
Diluted	$—	$(0.08)	$0.03	$(0.26)
Weighted average number of shares of Common Stock outstanding:
Basic	87,965	86,189	87,441	83,449
Diluted	87,965	86,189	89,054	83,449

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Non-GAAP operating income reconciliation:
Operating income	$2,035	$7,527	$13,664	$14,026
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,237	6,581	12,448	14,130
Stock-based compensation expense	2,443	2,393	8,653	7,104
Impairment charges related to operating right-of-use assets	—	—	—	393
Non-GAAP operating income	$10,715	$16,501	$34,765	$35,653
Non-GAAP net income reconciliation:
Net income (loss)	$(405)	$1,931	$2,792	$5,162
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,237	6,581	12,448	14,130
Loss on change in fair value of redeemable warrants	—	2,053	—	3,023
Stock-based compensation expense	2,443	2,393	8,653	7,104
Impairment charges related to operating right-of-use assets	—	—	—	393
Non-GAAP net income	$8,275	$12,958	$23,893	$29,812
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$(405)	$1,931	$2,792	$5,162
Non-GAAP adjustments:
Interest expense	1,167	653	2,974	738
Income taxes	(56)	1,729	5,202	4,218
Depreciation and amortization expense	649	598	1,871	1,772
EBITDA	1,355	4,911	12,839	11,890
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,237	6,581	12,448	14,130
Loss on change in fair value of redeemable warrants	—	2,053	—	3,023
Stock-based compensation expense	2,443	2,393	8,653	7,104
Impairment charges related to operating right-of-use assets	—	—	—	393
Adjusted EBITDA	$10,035	$15,938	$33,940	$36,540
Billings:
Revenue	$101,931	$95,642	$301,041	$275,151
Deferred revenue, current and noncurrent, as of the end of the period	248,187	243,682	248,187	243,682
Deferred revenue, current and noncurrent, as of the beginning of the period	300,387	265,638	300,268	256,933
Change in deferred revenue	(52,200)	(21,956)	(52,081)	(13,251)
Billings	$49,731	$73,686	$248,960	$261,900

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Gain (loss) on Change in Fair Value of Redeemable Warrants: We have excluded the gains and losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and therefore we have excluded them.

Rimini Street Announces Fiscal Third Quarter 2022 Financial and Operating Results	page 9

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to an impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, gain (loss) on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com